Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included herein and to the reference to our Firm in the Prospectus.

                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Hartford, Connecticut
April 22, 1997